EXHIBIT 99.1

FIRST QUARTER 2005

Supplemental Operating and Financial Data

All dollar amounts shown in this report are unaudited,
except for the December 31, 2004 Consolidated Balance Sheet.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust
Table of Contents
March 31, 2005

PAGE
Corporate Data
Overview	1
Quarterly Events	2
Board of Trustees / Executive Officers / Equity Research Coverage / Company Information / Senior Unsecured Debt Ratings / Tentative Conference Call Dates	3
Financial Information
Key Data	4
Press Release	5
Consolidated Statements of Operations	6
Consolidated Balance Sheets	7
Reconciliation of Net Income to Funds From Operations (“FFO”)	8
Segment Information	9
Consolidated Statements of Cash Flows	10
Statements of Discontinued Operations	11
Earnings Per Share	12
Net Free Cash Flow	13
Same Store Portfolio Segment Results	14
Property Joint Venture Information	15
Development	16
Ratio of Fixed to Floating Rate Consolidated Debt	17
Debt Summary	18-20
Debt Maturity	21
Tenant Improvements, Leasing Costs and Capital Improvements	22-23
Total Office Portfolio Data
Gross Leasing Summary	24
Portfolio Summary	25
Summary of Markets	26
Occupancy Summary	27
25 Largest Tenants	28
Lease Expiration Schedule	29-30
Rent Expiration by Market 2005 to 2007	31
Lease Distribution by Size	32
Distribution by Industry	33
Forward-Looking Statements	34

Equity Office Properties Trust
Corporate Data
March 31, 2005

Equity Office Properties Trust
Overview
March 31, 2005

Equity Office

Equity Office is the country’s largest publicly traded owner and manager of office properties based upon equity market capitalization and square footage. At March 31, 2005, Equity Office had a national office portfolio comprised of whole or partial interests in 688 office buildings comprising 124.5 million square feet in 18 states and the District of Columbia (“Total Office Portfolio”). Equity Office owned buildings in 27 markets and in 120 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.

Equity Office employs approximately 2,300 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise throughout the country.

The use of the word “Equity Office” refers to Equity Office Properties Trust and its subsidiaries, including EOP Operating Limited Partnership (“EOP Partnership”), except where the context otherwise requires.

Equity Office’s Total Office Portfolio consists of 688 office buildings comprising 124.5 million square feet. Excluding partial interests not owned by us, our share of the total square feet of the Total Office Portfolio is approximately 114.1 million and is referred to as our “Effective Office Portfolio”. Our Effective Office Portfolio represents our economic interest in the office properties upon which we base the net income we recognize in accordance with GAAP. The Effective Office Portfolio square feet of approximately 114.1 million has not been reduced to reflect our share of EOP Partnership. Throughout this report we disclose information for both the Total Office Portfolio and the Effective Office Portfolio. The table below shows in summary the properties included in each portfolio.

		Total Office Portfolio		Effective Office Portfolio
	Number		Occupied		Occupied
	of Buildings	Square Feet	Square Feet	Square Feet	Square Feet
Consolidated Properties	619	96,144,108	83,338,292	96,144,108	83,338,292
Consolidated Joint Ventures	27	12,924,271	12,258,700	11,720,355	11,139,536
Unconsolidated Joint Ventures	42	15,423,890	13,496,983	6,224,733	5,329,646

Total	688	124,492,269	109,093,975	114,089,196	99,807,474

Weighted Average Occupancy			87.6%		87.5%

Weighted Average Leased			89.4%		89.2%

Office Portfolio Concentration
		Based on Property Net
	Based on	Operating Income from
	Total Office Portfolio	Continuing Operations
	Square Footage	as of 3/31/05
CBD	42.2%	48.5%
Suburban	57.8%	51.5%

Total	100.0%	100.0%

		% of Property Net
	% of	Operating Income
	Total Office Portfolio	from Continuing
Top 10 Markets	Square Feet	Operations as of 3/31/05
New York(a)	4.3%	15.4%
Boston	10.1%	11.2%
San Francisco	8.9%	10.8%
San Jose	6.6%	9.4%
Los Angeles	6.8%	7.2%
Seattle	8.0%	6.9%
Washington D.C.	5.1%	5.9%
Chicago	9.4%	5.7%
Orange County	4.9%	4.5%
Atlanta	6.1%	4.0%

Total	70.2%	81.0%

(a)	Equity Office recognized approximately $44.4 million of lease termination income during the first quarter of 2005 at the 1301 Avenue of the Americas office property, which caused the New York market to be the top market for the quarter in terms of property net operating income from continuing operations.

Equity Office Properties Trust
Quarterly Events
March 31, 2005

Acquisitions and Dispositions:

Equity Office acquired and disposed of the following properties during the first quarter of 2005:

					Purchase /
		Acquisition/	Number		Sales Price
Property	Location	Disposition Date	of Buildings	Square Feet	(in thousands)
Acquisitions:
Summit at Douglas Ridge — Phase I	Roseville, CA	01/21/2005	1	92,941	$25,000
Park 22	Austin, TX	03/22/2005	3	203,716	35,650
Vacant Land:
Two Main Place	Portland, OR	03/14/2005	—	—	7,600

		Total	4	296,657	$68,250

Acquisitions announced subsequent to quarter-end:

Equity Office signed an agreement to acquire approximately 1.03 million square feet, or nearly 80% of 1095 Avenue of the Americas located in New York, NY for approximately $505 million. The closing is contingent upon approval by the New York Public Service Commission and the Attorney General of New York. Closing is anticipated in the fourth quarter of 2005.

Dispositions:
Northland Plaza	Bloomington, MN	01/04/2005	1	296,967	$43,000
Meier Central North — Buildings 13 and 14 (a)	Santa Clara, CA	01/20/2005	—	—	1,986
Water’s Edge (b)	Playa Vista, CA	02/01/2005	2	243,433	85,500
One Devon Square, Two Devon Square and Three Devon Square	Wayne, PA	02/11/2005	3	142,493	23,000
Meier Central South — Building 12 (a)	Santa Clara, CA	02/22/2005	—	—	2,867
One Valley Square, Two Valley Square, Three Valley Square, Four and Five Valley Square, Oak Hill Plaza, Walnut	Suburban
Hill Plaza and Four Falls	Philadelphia, PA	03/02/2005	8	863,124	136,000
Oak Creek I (a)	Milpitas, CA	03/15/2005	—	—	2,850
Meier Central North — Building 15 (a)	Santa Clara, CA	03/24/2005	—	—	2,350

		Total	14	1,546,017	$297,553

Dispositions subsequent to quarter-end:
545 E. John Carpenter Freeway and 909 Lake Carolyn Parkway	Irving, TX	04/01/2005	2	729,949	$68,500
70-76 Perimeter	Atlanta, GA	04/05/2005	4	62,102	11,055
Meier Central South — Building 11	Santa Clara, CA	04/18/2005	1	33,672	4,400
Colonnade I, II and III	Dallas, TX	04/26/2005	3	984,254	153,500

		Total	10	1,809,977	$237,455

Properties Held for Sale:

Equity Office classified the following properties as held for sale as of March 31, 2005:

Number
Property	Location	of Buildings	Square Feet

545 E. John Carpenter Freeway (sold in April)	Irving, TX		1	369,134
909 Lake Carolyn Parkway (sold in April)	Irving, TX		1	360,815
70-76 Perimeter (sold in April)	Atlanta, GA		4	62,102
LL&E Tower	New Orleans, LA		1	545,157
Meier Central South - Building 11 (sold in April)	Santa Clara, CA		1	33,672
Preston Commons (c)	Dallas, TX		3	418,604
Sterling Plaza (c)	Dallas, TX		1	302,747
		Total	12	2,092,231

Debt:

Total consolidated debt declined by $332.5 million from December 31, 2004 to March 31, 2005.

Equity Office repaid $525 million of unsecured notes and approximately $107.2 million of mortgage debt.

Equity Office obtained a $250 million unsecured term loan facility, which bears interest at LIBOR plus 35 basis points and matures in February 2006.

Lease Termination:

Effective January 4, 2005, Equity Office signed an amendment to a lease that reduced a tenant’s space at 1301 Avenue of the Americas, New York, NY, from approximately 564,000 square feet to approximately 250,000 square feet. In connection with this agreement, we recognized a lease termination fee of approximately $44.4 million, net of outstanding deferred rent receivable balances. In addition, Equity Office singed a lease agreement with a new tenant for substantially all of the vacated space.

Corporate:

Equity Office appointed Stephen I. Sadove and Sally Susman to the Board of Trustees.

Equity Office notes with great sadness the death of long-time board member Edwin N. Sidman in March 2005.

(a)	This property was taken out of service during the fourth quarter of 2004 and was no longer included in building and square footage statistics.

(b)	Equity Office disposed of its 87.5% interest in this property.

(c)	Equity Office has a 50% ownership interest in this property.

Equity Office Properties Trust
March 31, 2005

Board of Trustees

Samuel Zell	James D. Harper, Jr.	Stephen I. Sadove
Chairman of the Board	Trustee	Trustee
of Trustees

Marilyn A. Alexander	Richard D. Kincaid	Sally Susman
Trustee	Trustee	Trustee

Thomas E. Dobrowski	David K. McKown	Jan H.W.R. van der Vlist
Trustee	Trustee	Trustee

William M. Goodyear	Sheli Z. Rosenberg
Trustee	Trustee

Executive Officers

Richard D. Kincaid	Stanley M. Stevens
President and	Executive Vice President,
Chief Executive Officer	Chief Legal Counsel and Secretary

Jeffrey L. Johnson	Marsha C. Williams
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Lawrence J. Krema	Robert J. Winter, Jr.
Executive Vice President -	Executive Vice President -
Human Resources and Communications	Development and Joint Venture Management

Peyton H. Owen, Jr.
Executive Vice President and
Chief Operating Officer

Equity Research Coverage

Art Havener / David AuBuchon	Kevin Lampo	Tony Paolone / Mike Mueller	Greg Whyte / David Cohen	Jonathan Litt / John Stewart
A.G. Edwards & Sons, Inc.	Edward D. Jones & Company	J.P. Morgan Securities	Morgan Stanley Dean Witter & Co., Inc.	Smith Barney Citigroup
314.955.3436 / 314.955.5452	314.515.5253	212.622.6682 / 212.622.6689	212.761.6331 / 212.761.8564	212.816.0231 / 212.816.1685

Ross Nussbaum / John Kim	David Loeb / Gustavo Sarago	David Fick	Jim Sullivan / Jamie Feldman
Banc of America Securities	Friedman, Billings, Ramsey & Co.	Legg Mason Wood Walker	Prudential Securities
212.847.5668 / 212.847.5761	703.469.1289 / 703.649.1042	410.454.5018	212.778.2515 / 212.778.1724

Ross Smotrich / Jeff Langbaum	Carey Callaghan	David Harris	Paul Puryear / William Crow
Bear, Stearns & Co.	Goldman Sachs	Lehman Brothers, Inc.	Raymond James & Associates, Inc.
212.272.8046 / 212.272.4201	212.902.4351	212.526.1790	727.567.2253 / 727.567.2594

Lou Taylor / John Perry	Jim Sullivan / Michael Knott	Steve Sakwa / Brian Legg	David Copp / Jay Leupp
Deutsche Banc Alex Brown	Green Street Advisors	Merrill Lynch & Company, Inc.	RBC Capital Markets
212.250.4912 / 212.250.5182	949.640.8780	212.449.0335 / 212.449.1153	415.633.8558 / 415.633.8588

Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Contact	Information Requests
Two North Riverside Plaza	EOP	Equity Office Properties Trust	Beth Coronelli	To request an Investor Relations package,
Suite 2100		Two North Riverside Plaza, Suite 2100	Senior Vice President -	annual report, or to be added to our email list,
Chicago, IL 60606	Stock Exchange Listing	Chicago, IL 60606	Investor Relations	please contact:
312.466.3300	New York Stock Exchange	Telephone: 800.692.5304	Telephone: 312.466.3286
			Fax: 312.930.4486	Tina Royse at 312.466.3924
			InvestorRelations@equityoffice.com	tina_royse@equityoffice.com

Toll free within Canada and the United States:
800.692.5304

Senior Unsecured Debt Ratings

Moody’s:	Baa2
Standard & Poor’s:	BBB+
Fitch:	BBB+

Tentative Conference Call Dates

2nd Qtr 2005	August 2, 2005
3rd Qtr 2005	November 1, 2005

Equity Office Properties Trust
Financial Information
March 31, 2005

Equity Office Properties Trust
Key Data

	As of or for the three months ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	(Dollars in thousands, except per share amounts)
Earnings (Loss) Per Share
Net income (loss) available to common shareholders — basic	$0.25	$0.15	($0.32)	$0.25	$0.16
Net income (loss) available to common shareholders — diluted	$0.25	$0.15	($0.32)	$0.25	$0.16
Market Value of Common Equity
Total Common Shares and Units	453,460,008	451,337,142	450,820,536	450,680,152	452,110,571
Common Share price at the end of the period	$30.13	$29.12	$27.25	$27.20	$28.89

Market value of common equity	$13,662,750	$13,142,938	$12,284,860	$12,258,500	$13,061,474

Common Shares and Units
Common Shares outstanding	406,615,162	403,842,441	403,135,232	402,411,561	403,346,444
Units outstanding	46,844,846	47,494,701	47,685,304	48,268,591	48,764,127

Total Common Shares and Units outstanding	453,460,008	451,337,142	450,820,536	450,680,152	452,110,571

Weighted average Common Shares and Units outstanding — basic	449,991,140	448,976,410	448,766,905	449,245,505	448,652,065
Weighted average Common Shares, Units and dilutive potential common shares — diluted	452,400,294	451,053,706	448,766,905	450,533,841	451,142,921
Common Share Price and Dividends
At the end of the period	$30.13	$29.12	$27.25	$27.20	$28.89
High during period	$31.17	$29.86	$28.95	$29.20	$30.39
Low during period	$27.45	$27.11	$25.71	$23.90	$27.81
Common dividends per share	$0.50	$0.50	$0.50	$0.50	$0.50

Building Square Footage Roll Forward

	Total Office Portfolio
	Buildings	Square Feet
Properties owned as of:
December 31, 2004	698	125,713,245
Acquisitions	4	296,657
Dispositions	(14)	(1,546,017)
Building Remeasurements	—	28,384

March 31, 2005	688	124,492,269

	As of or for the three months ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	(Dollars in thousands, except per share amounts)
Selected Operating Data — Continuing Operations
Total revenues	$825,756	$807,940	$783,072	$782,269	$777,803
Deferred rental revenue	18,428	16,477	16,677	23,169	21,914
Lease termination fees (a)	51,283	16,909	10,317	8,609	22,213
Capitalized interest	—	218	767	1,633	2,030
Scheduled principal payments for consolidated debt	9,963	10,457	10,025	12,908	12,073
Effective Office Portfolio Statistics
Office buildings	688	698	701	683	685
Square footage	114,089,196	115,279,743	116,309,526	114,341,512	114,438,385
Occupancy at end of quarter	87.5%	87.5%	86.5%	86.0%	85.8%
Total Office Portfolio Statistics
Office buildings	688	698	701	683	685
Square footage	124,492,269	125,713,245	125,451,451	122,936,399	123,033,272
Occupancy at end of quarter	87.6%	87.7%	86.7%	86.3%	86.1%
Corporate and property operating general and administrative expense
Corporate general and administrative expense	$17,173	$14,034	$13,190	$13,709	$11,309
Property operating general and administrative expense	24,697	26,242	21,358	23,839	25,260

Total corporate and property operating general and administrative expense	$41,870	$40,276	$34,548	$37,548	$36,569

Corporate general and administrative expense as a percentage of total revenues	2.1%	1.7%	1.7%	1.8%	1.5%
Property operating general and administrative expense as a percentage of total revenues	3.0%	3.2%	2.7%	3.0%	3.2%

(a)	These amounts include Equity Office’s share of lease termination fees from unconsolidated joint ventures and exclude discontinued operations.

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

Equity Office Announces First Quarter 2005 Results

CHICAGO (April 28, 2005) — Equity Office Properties Trust (NYSE: EOP) today announced results for the first quarter ended March 31, 2005.

For first quarter 2005, net income available to common shareholders totaled $100.9 million, with diluted earnings per share (EPS) of $0.25. Comparatively, net income available to common shareholders in the first quarter of 2004 totaled $65.3 million with diluted EPS of $0.16. First quarter 2004 EPS included approximately $.08 of charges related to the cumulative effect of a change in accounting principle and unamortized costs associated with the redemption of the Series C Preferred Shares.

Funds from operations available to common shareholders plus assumed conversions (FFO) for the first quarter 2005, totaled $302.1 million, or $0.66 per share on a diluted basis, as compared to FFO for the same period in 2004 of $302.4 million, or $0.66 per share on a diluted basis. FFO for the three months ended March 31, 2005 included a $13.5 million non-cash provision for loss on assets held for sale, or $.03 per share on a diluted basis. The attachment to this press release reconciles FFO and the per share amounts to net income and net income per share, respectively, the most directly comparable GAAP measures.

Same-store property net operating income (defined as property operating revenues, including straight-line rents, less property operating expenses), excluding lease terminations, for the first quarter 2005 decreased 1.5%, as compared to the first quarter of 2004.

“Office markets across the country are continuing to improve,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “We expect limited construction of new space through 2006, and see positive trends in occupancy, job growth, and office space absorption. With these positive signs, we anticipate steady improvement and an increase in leasing activity in many of our markets.”

5A

Page 2 — Equity Office Announces First Quarter 2005 Results

Leasing and Occupancy Results

EOP’s effective office portfolio occupancy was 87.5% at March 31, 2005, compared to 85.8% at March 31, 2004. The effective office portfolio represents the company’s economic interest in the properties upon which net income, recognized in accordance with GAAP, is based.

Lease termination fees from continuing operations, including those recognized as income from unconsolidated joint ventures, totaled $51.3 million for first quarter 2005 compared to $22.2 million for first quarter 2004. The first quarter 2005 results included $44.4 million of lease termination income associated with one building in New York City on space that has been re-leased.

Tenant improvements and leasing commissions (TI/LC) for the office leases that commenced during first quarter 2005 totaled $16.99 per square foot on a weighted average basis. This compares to weighted average TI/LC of $17.14 per square foot in the first quarter 2004.

Investment Activity

“We continue our investment strategy of acquiring exceptional assets in targeted growth markets, exiting non-core markets, and as appropriate, selling non-strategic assets in core markets,” said Kincaid.

The company communicated its disposition strategy in late September 2004 and indicated there were approximately 19 million square feet of holdings in non-core markets that may be sold over the next five years. The disposition activity also encompasses a number of non-strategic assets in core markets, with potential asset sales this year of $2 billion to $3 billion. Since the beginning of fourth quarter 2004 through April 26, 2005, EOP has sold $727.3 million of assets, comprising 5.1 million square feet, including approximately 505,000 square feet of non-strategic assets in core markets. In view of favorable market conditions, the company is now testing the market to determine its ability to sell the remainder of the identified $2 billion to $3 billion of assets at targeted returns.

“We have sold buildings with low cash yields, in the 3.5% range, and with average occupancy in the mid-70% range. As we complete dispositions and buy attractive assets, we expect to finish with a much stronger portfolio, comprised of highly occupied, Class A buildings in a diverse mixture of targeted growth markets,” commented Kincaid.

The options for the use of proceeds from future asset sales include continued investment in acquisitions, debt repayment, share buy back, or some combination of these options based on various factors, including current market conditions and the ability to execute deals on favorable terms.

In the first quarter 2005, EOP sold $297.6 million of assets, comprising 1.7 million square feet. These assets included Northland Plaza in Bloomington, MN; Meier Central North and South buildings in Santa Clara, CA; our 87.5% ownership interest in Water’s Edge in Playa Vista, CA; One, Two, and Three Devon Square, Valley Square buildings, Oak Hill Plaza, Walnut Hill Plaza, and Four Falls, all in suburban Philadelphia, PA; and Oak Creek I in Milpitas, CA.

During the first quarter 2005, EOP acquired four buildings, comprising approximately 300,000 square feet, and a vacant land parcel for approximately $68.3 million. The assets included Summit at Douglas Ridge — Phase I located in the Roseville sub-market of Sacramento, CA; Park 22 in Austin, TX; and a land parcel in Portland, OR.

5B

Page 3 — Equity Office Announces First Quarter 2005 Results

Subsequent to quarter-end, EOP sold 10 buildings, totaling approximately 1.8 million square feet for approximately $237.5 million. The properties included Colonnade I, II and III in Addison, TX; 545 E. John Carpenter Freeway and 909 Lake Carolyn Parkway in Irving, TX; 70-76 Perimeter in Atlanta, GA; and a Meier Central South building in Santa Clara, CA. The following buildings have not sold, but are classified as held for sale in the first quarter results: LL&E Tower in New Orleans, LA: and Preston Commons and Sterling Plaza in Dallas, TX.

On April 5, 2005, the company announced the agreement to purchase 1.3 million square feet of the office tower of 1095 Avenue of the Americas located in New York, NY for approximately $505 million. Closing is contingent upon necessary approvals and is anticipated in the fourth quarter of 2005.

Year-to-date through April 26, 2005, Equity Office sold approximately $535.0 million of assets and purchased approximately $68.3 million of assets.

Outlook

“Our results from operations are in line with our expectations and as we complete our identified dispositions, our overall portfolio will improve,” said Kincaid. “Historically, our earnings guidance has not included the effect of future acquisitions and dispositions. The potential volume of $2 billion to $3 billion of sale activity this year, the uncertainty of timing of asset sales, and the impact of held for sale accounting, all have a material effect on every assumption we use to provide earnings guidance. Therefore, it is not meaningful to confirm previously reported 2005 guidance or to provide updated guidance at this time. We will announce, as appropriate, the completion of significant investment activity and expect to resume providing earnings guidance later this year.”

Conference Call Details

Management will discuss its first quarter 2005 results on EOP’s earnings conference call scheduled for Thursday, April 28, 2005, at 10:00 a.m. CT. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of the United States should dial 210-795-9226. A replay of the call will be available until May 6, 2005, by calling 866-403-8767. No pass code is necessary. For callers outside of the United States, the replay telephone number is 203-369-0598.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.earnings.com.

In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com in the Investor Relations section and as part of a Form 8-K furnished to the Securities and Exchange Commission (SEC). Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

The company anticipates holding its second and third quarter conference calls at 10:00 a.m. CT on August 2 and November 1, 2005, respectively.

Forward — Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or

5C

Page 4 — Equity Office Announces First Quarter 2005 Results

forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, the following: declines in overall activity in our markets have adversely affected our operating results and are expected to continue to adversely affect our operating results until market conditions further improve; in order to continue to pay distributions to our common shareholders at current levels, we must borrow funds or sell assets; we expect to be a net seller of real estate in 2005, which will further reduce our income from continuing operations and funds from operations and may result in gains or losses on sales of real estate and impairment charges; our properties face significant competition; we face potential adverse effects from tenant bankruptcies or insolvencies; competition for acquisitions or an oversupply of properties for sale could adversely affect us; and an earthquake or terrorist act could adversely affect our business and such losses, or other potential losses, may not be fully covered by insurance. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its 2004 Form 10-K filed on March 16, 2005 and Form 8-K filed on March 29, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a total office portfolio of 678 buildings comprising 122.7 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 118 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

5D

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$632,988	$620,282
Tenant reimbursements	99,496	100,580
Parking	29,560	28,642
Other	58,935	25,239
Fee income	4,777	3,060

Total revenues	825,756	777,803

Expenses:
Depreciation	175,831	164,333
Amortization	23,243	17,217
Real estate taxes	91,710	81,341
Insurance	7,693	9,611
Repairs and maintenance	79,411	77,518
Property operating	107,756	104,408
Ground rent	6,380	6,209
Corporate general and administrative	17,173	11,309

Total expenses	509,197	471,946

Operating income	316,559	305,857

Other income (expense):
Interest and dividend income	3,233	1,321
Interest:
Expense incurred	(212,772)	(205,145)
Amortization of deferred financing costs and prepayment expenses	(2,800)	(2,171)

Total other income (expense)	(212,339)	(205,995)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	104,220	99,862
Income taxes	(474)	263
Minority Interests:
EOP Partnership	(11,754)	(7,949)
Partially owned properties	(3,470)	(3,113)
Income from investments in unconsolidated joint ventures	9,518	12,413

Income from continuing operations	98,040	101,476
Discontinued operations (including net gain on sales of real estate and properties held for sale of $10,707 and $2,195, respectively)	11,531	10,260

Income before cumulative effect of a change in accounting principle	109,571	111,736
Cumulative effect of a change in accounting principle	—	(33,697)

Net income	109,571	78,039
Preferred distributions	(8,701)	(12,748)

Net income available to common shareholders	$100,870	$65,291

Earnings per share — basic:
Income from continuing operations per share	$0.22	$0.22

Net income available to common shareholders per share	$0.25	$0.16

Weighted average Common Shares outstanding	402,812,763	399,757,911

Earnings per share — diluted:
Income from continuing operations per share	$0.22	$0.21

Net income available to common shareholders per share	$0.25	$0.16

Weighted average Common Shares outstanding and dilutive potential common shares	452,400,294	451,142,921

Distributions declared per Common Share outstanding	$0.50	$0.50

Equity Office Properties Trust
Consolidated Balance Sheets

	March 31, 2005
	(Unaudited)	December 31, 2004
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$24,685,027	$24,832,242
Developments in process	41,440	40,492
Land available for development	248,961	252,524
Investments in real estate held for sale, net of accumulated depreciation	106,938	162,924
Accumulated depreciation	(3,287,279)	(3,148,006)

Investments in real estate, net of accumulated depreciation	21,795,087	22,140,176
Cash and cash equivalents	102,298	107,126
Tenant and other receivables (net of allowance for doubtful accounts of $7,412 and $6,908, respectively)	73,913	75,775
Deferred rent receivable	491,771	478,184
Escrow deposits and restricted cash	62,704	48,784
Investments in unconsolidated joint ventures	1,120,317	1,117,143
Deferred financing costs (net of accumulated amortization of $51,893 and $59,748, respectively)	58,339	61,734
Deferred leasing costs and other related intangibles (net of accumulated amortization of $204,170 and $193,348, respectively)	450,250	450,625
Prepaid expenses and other assets	245,009	191,992

Total Assets	$24,399,688	$24,671,539

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (net of (discounts) of $(13,382) and $(13,683), respectively)	$2,492,225	$2,609,067
Unsecured notes (net of (discounts) of $(64,413) and $(38,362), respectively)	9,115,779	9,652,392
Lines of credit	869,000	548,000
Accounts payable and accrued expenses	441,964	556,851
Distribution payable	229,387	2,652
Other liabilities (net of (discounts) of $(27,802) and $(28,536), respectively)	511,562	484,378
Commitments and contingencies	—	—

Total Liabilities	13,659,917	13,853,340

Minority Interests:
EOP Partnership	1,038,359	1,065,376
Partially owned properties	176,416	182,041

Total Minority Interests	1,214,775	1,247,417

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,989,930 and 5,990,000 issued and outstanding, respectively	299,497	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 406,615,162 and 403,842,441 issued and outstanding, respectively	4,066	4,038
Other Shareholders’ Equity:
Additional paid in capital	10,533,737	10,479,305
Deferred compensation	(1,408)	(1,916)
Dividends in excess of accumulated earnings	(1,462,137)	(1,359,722)
Accumulated other comprehensive loss (net of accumulated amortization of $6,837 and $5,133, respectively)	(61,259)	(62,923)

Total Shareholders’ Equity	9,225,499	9,271,282

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,399,688	$24,671,539

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the three months ended March 31,
	2005			2004
		Per Weighted			Per Weighted
	Dollars	Average Share (b)		Dollars	Average Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$109,571	$0.27		$78,039	$0.20
Plus real estate related depreciation and amortization less net gain on sales of real estate, including our share of those items from unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	184,928	0.46		191,566	0.48
Plus cumulative effect of a change in accounting principle	—	—		33,697	0.08
Less minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	(19,300)	(0.05)		(24,450)	(0.06)

FFO	275,199	0.68		278,852	0.70
Preferred distributions	(8,701)	(0.02)		(12,748)	(0.03)

FFO available to common shareholders — basic	$266,498	$0.66	(d)	$266,104	$0.67

Adjustments to arrive at FFO available to common shareholders
plus assumed conversions:	Net Income	FFO		Net Income		FFO
Net income and FFO	$109,571	$275,199		$78,039		$278,852
Preferred distributions	(8,701)	(8,701)		(12,748)		(12,748)

Net income and FFO available to common shareholders	100,870	266,498		65,291		266,104
Net income allocated to minority interests in EOP Partnership	11,754	11,754		7,949		7,949
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	—	19,300		—		24,450
Preferred distributions on Series B preferred shares, of which are assumed to be converted into Common Shares (c)	—	4,584		—		3,931

Net income and FFO available to common shareholders plus assumed conversions	$112,624	$302,136		$73,240		$302,434

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	452,400,294	460,789,584		451,142,921		459,532,275

Net income and FFO available to common shareholders plus assumed conversions per share	$0.25	$0.66	(d)		$0.16		$0.66

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net income and FFO basic per share calculation)	402,812,763	399,757,911
Redemption of Units for Common Shares	47,178,377	48,894,154
Impact of share options and restricted shares which are dilutive to both net income and FFO	2,409,154	2,490,856

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	452,400,294	451,142,921
Impact of conversion of Series B preferred shares (c)	8,389,290	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	460,789,584	459,532,275

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS but are dilutive to FFO per share for each period presented.

(d)	FFO for the three months ended March 31, 2005 includes a $13.5 million non-cash provision for loss on assets held for sale, or $0.03 per share on a diluted basis, which is not added back to net income when calculating FFO.

FFO Definition:

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Segment Information
March 31, 2005

     We have one segment which is office properties. The primary financial measure that our chief operating decision maker uses for our office properties is net operating income, which represents rental revenue, tenant reimbursements, parking and other revenues less real estate taxes, insurance, repairs and maintenance and property operating expense (all as reflected in the accompanying consolidated statements of operations). We believe that net operating income is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of our properties. Total assets consists primarily of the assets in our office properties operating segment. There are other assets such as corporate furniture, fixtures and equipment that are not associated with the office property segment, but these assets are immaterial.

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands)
Property Operating Revenues:
Rental	$632,988	$620,282
Tenant reimbursements	99,496	100,580
Parking	29,560	28,642
Other	58,935	25,239

Total Property Operating Revenues	820,979	774,743

Property Operating Expenses:
Real estate taxes	91,710	81,341
Insurance	7,693	9,611
Repairs and maintenance	79,411	77,518
Property operating	107,756	104,408

Total Property Operating Expenses	286,570	272,878

Property Net Operating Income from Continuing Operations	$534,409	$501,865

Property Operating Margin from Continuing Operations (a)	65.1%	64.8%

Reconciliation of Property Net Operating Income from Continuing Operations to Income from Continuing Operations:

Property Net Operating Income from Continuing Operations	$534,409	$501,865
Add:
Fee income	4,777	3,060
Less:
Depreciation	(175,831)	(164,333)
Amortization	(23,243)	(17,217)
Ground rent	(6,380)	(6,209)
Corporate general and administrative	(17,173)	(11,309)

Operating Income	316,559	305,857

Less:
Other expenses	(212,339)	(205,995)
Income taxes	(474)	263
Minority Interests:
EOP Partnership	(11,754)	(7,949)
Partially owned properties	(3,470)	(3,113)
Add:
Income from investments in unconsolidated joint ventures	9,518	12,413

Income from Continuing Operations	$98,040	$101,476

(a)	Defined as Property Net Operating Income from Continuing Operations divided by Total Property Operating Revenues.

Equity Office Properties Trust
Consolidated Statements of Cash Flows

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands, unaudited)
Operating Activities:
Net income	$109,571	$78,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including discontinued operations)	206,436	187,959
Ineffective portion of swap settlement payment included in interest expense	—	212
Compensation expense related to restricted shares and stock options issued to employees	7,405	5,433
Prepayment penalty on early extinguishment of debt in connection with a property disposition	448	—
Income from investments in unconsolidated joint ventures	(9,518)	(12,413)
Net distributions from unconsolidated joint ventures	6,104	8,049
Net (gain) on sales of real estate	(24,245)	(2,195)
Provision for loss on properties held for sale	13,538	—
Cumulative effect of a change in accounting principle	—	33,697
Provision for doubtful accounts	2,415	(804)
Income allocated to minority interests (including discontinued operations)	15,235	11,165
Changes in assets and liabilities:
Decrease (increase) in rent receivable	165	(39)
(Increase) in deferred rent receivable	(17,482)	(28,461)
(Increase) decrease in prepaid expenses and other assets	(40,704)	57,603
(Decrease) in accounts payable and accrued expenses	(93,022)	(116,119)
(Decrease) increase in other liabilities	(7,171)	1,597

Net cash provided by operating activities	169,175	223,723

Investing Activities:
Property acquisitions	(67,199)	(62,777)
Property dispositions	137,109	18,189
Capital and tenant improvements	(76,406)	(121,389)
Lease commissions and other costs	(24,369)	(31,824)
Decrease in escrow deposits and restricted cash	129,425	32,067

Net cash provided by (used for) investing activities	98,560	(165,734)

Financing Activities:
Principal payments on mortgage debt	(103,757)	(172,289)
Proceeds from unsecured notes	14,344	991,240
Repayment of unsecured notes	(525,000)	(400,000)
Proceeds from lines of credit	2,123,000	1,448,600
Repayment of lines of credit	(1,802,000)	(1,776,800)
Payments of loan costs and offering costs	(65)	(1,325)
Settlement of interest rate swap agreements	—	(69,130)
Distributions to minority interests in partially owned properties	(5,702)	(2,104)
Proceeds from exercise of stock options	43,260	39,056
Distributions to common shareholders and unitholders	—	(836)
Repurchase of Common Shares	(2,729)	(3,775)
Redemption of Units	(5,866)	(795)
Repurchase of preferred shares	—	(114,073)
Payment of preferred distributions	(8,048)	(8,622)

Net cash (used for) financing activities	(272,563)	(70,853)

Net (decrease) in cash and cash equivalents	(4,828)	(12,864)
Cash and cash equivalents at the beginning of the period	107,126	69,398

Cash and cash equivalents at the end of the period	$102,298	$56,534

Supplemental Information:
Interest paid during the period, including a reduction of interest expense for capitalized interest of $0 and $2,030, respectively	$270,420	$248,485

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits related to property dispositions	$(141,513)	$—

Mortgage loan repayment as a result of a property disposition	$(13,386)	$—

Mortgage loan assumed upon acquisition of property	$—	$82,970

Changes in accounts due to consolidation of existing interest in a property as a result of acquiring the remaining economic interest:
Decrease in investment in unconsolidated joint ventures	$—	$(157,659)

Increase in investment in real estate	$—	$612,411

Increase in accumulated depreciation	$—	$(44,440)

Increase in mortgage debt	$—	$(451,285)

Increase in other assets and liabilities	$—	$40,973

Financing Activities:
Mortgage loan repayment as a result of a property disposition	$13,386	$—

Equity Office Properties Trust
Statements of Discontinued Operations

     The net income for properties sold and properties held for sale is reflected in the consolidated statements of operations as Discontinued Operations for the periods presented. Properties that were partially sold are not reflected as discontinued operations in accordance with FAS 144.

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands)

Property operating revenues	$8,522	$24,396

Expenses:
Depreciation and amortization	2,830	6,662
Property operating	4,221	9,165
Ground rent	10	16

Total expenses	7,061	15,843

Operating income	1,461	8,553

Other income (expense):
Interest and dividend income	2	2
Interest expense and amortization of deferred financing costs and prepayment expenses	(608)	(393)

Total other income (expense)	(606)	(391)

Income before income taxes, allocations to minority interests, net gain on sales of real estate and provision for loss on properties held for sale	855	8,162
Income taxes	(20)	6
Income allocated to minority interests — partially owned properties	(11)	(103)
Net gain on sales of real estate	24,245	2,195
Provision for (loss) on properties held for sale	(13,538)	—

Net income	$11,531	$10,260

Property net operating income from discontinued operations	$4,301	$15,231

Equity Office Properties Trust
Earnings Per Share

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands, except per share
	amounts)
Numerator:
Income from continuing operations	$98,040	$101,476
Preferred distributions	(8,701)	(12,748)

Income from continuing operations available to common shareholders	89,339	88,728
Discontinued operations (including net gain on sales of real estate and properties held for sale of $10,707 and $2,195, respectively)	11,531	10,260
Cumulative effect of a change in accounting principle	—	(33,697)

Numerator for basic earnings per share — net income available to common shareholders	100,870	65,291
Add back income allocated to minority interests in EOP Partnership	11,754	7,949

Numerator for diluted earnings per share — net income available to common shareholders	$112,624	$73,240

Denominator:
Denominator for basic earnings per share — weighted average Common Shares outstanding	402,812,763	399,757,911

Effect of dilutive potential common shares:
Units	47,178,377	48,894,154
Share options and restricted shares	2,409,154	2,490,856

Dilutive potential common shares	49,587,531	51,385,010

Denominator for diluted earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	452,400,294	451,142,921

Earnings per share — basic:
Income from continuing operations available to common shareholders, net of minority interests	$0.22	$0.22
Discontinued operations, net of minority interests	0.03	0.02
Cumulative effect of a change in accounting principle, net of minority interests	—	(0.08)

Net income available to common shareholders, net of minority interests (a)	$0.25	$0.16

Earnings per share — diluted:
Income from continuing operations available to common shareholders	$0.22	$0.21
Discontinued operations	0.03	0.02
Cumulative effect of a change in accounting principle	—	(0.07)

Net income available to common shareholders (a)	$0.25	$0.16

(a)	Net income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
March 31, 2005

     We define net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid to our shareholders, unitholders and preferred shareholders less capital improvements incurred and expenditures for tenant improvements and leasing costs for leases that commence during the period. Net free cash flow is a non-GAAP financial measure, which we believe is helpful to investors to monitor the impact of distributions and capital improvements, tenant improvements and leasing costs on our net cash provided by operating activities. Investors should review net free cash flow along with our consolidated statements of cash flows, as determined in accordance with GAAP. Net free cash flow should not be considered as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For more information on our liquidity refer to our Form 10-K for 2004.

     Below we have reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented. Our calculation of net free cash flow may not be comparable to similar measures that may be presented by other companies.

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands)

Net cash provided by operating activities	$169,175	$223,723
Less: Distributions paid to common shareholders and unitholders (a)	—	(836)
Less: Distributions paid to preferred shareholders	(8,048)	(8,622)
Less: Tenant improvements and leasing costs for leases which commenced during the period and capital improvements incurred (b)	(93,132)	(85,469)

Net Free Cash Flow	$67,995	$128,796

(a)	Distributions to common shareholders and unitholders are generally paid one quarter in arrears with no cash payment in the first quarter and two payments in the fourth quarter.

(b)	In the above table, tenant improvements and leasing costs are reported for leases which commence during the periods shown, which we believe is a useful measure of the tenant improvements and leasing costs in our markets and is consistent with how we report our per square foot tenant improvements and leasing costs. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the periods, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements in the above table reflect amounts paid or accrued for the periods shown. A reconciliation of the amounts shown above and the amounts shown on the statements of cash flows can be found on the “Tenant Improvements, Leasing Costs and Capital Improvements” page of this Supplemental Operating and Financial Data Report.

Equity Office Properties Trust
Same Store Portfolio Segment Results
March 31, 2005

The financial data presented in the consolidated statements of operations show significant changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows condensed consolidated results attributable to the properties that were held during both periods being compared (the “Same Store Portfolio”). The 1301 Avenue of the Americas office property, which had approximately $44.4 million of lease termination income during the first quarter of 2005, is not included in the Same Store Portfolio because the property was previously accounted for under the equity method during the first quarter 2004.

	For the three months ended March 31,		Change
	2005	2004	$	%
		(Dollars in thousands)

Revenues:
Property operating revenues	$718,315	$720,002	($1,687)	(0.2%)
Deferred rental revenue	13,952	20,424	(6,472)	(31.7%)

Property operating revenues	732,267	740,426	(8,159)	(1.1%)

Expenses:
Real estate taxes	82,213	77,485	4,728	6.1%
Insurance, repairs and maintenance and property operating expenses	185,417	185,061	356	0.2%

Property operating expenses	267,630	262,546	5,084	1.9%

Property net operating income from continuing operations	$464,637	$477,880	($13,243)	(2.8%)

Property operating margin (a)	63.5%	64.5%		(1.0%)

Excluding Lease Termination Income:
Property net operating income from continuing operations	$464,637	$477,880	($13,243)	(2.8%)
Less lease termination income	(7,884)	(14,170)	6,286	(44.4%)

Property net operating income from continuing operations before lease termination income	$456,753	$463,710	($6,957)	(1.5%)

Property operating margin (a) before lease termination income	63.1%	63.8%		(0.7%)

Excluding Deferred Rental Revenue:
Property net operating income from continuing operations	$464,637	$477,880	($13,243)	(2.8%)
Less deferred rental revenue	(13,952)	(20,424)	6,472	(31.7%)

Property net operating income from continuing operations before deferred rental revenue	$450,685	$457,456	($6,771)	(1.5%)

	Occupancy Rates
	At March 31, 2005	At March 31, 2004	At December 31, 2003

CBD	90.0%	90.1%	90.0%
Suburban	86.5%	83.7%	83.7%

Total Same Store Portfolio	87.7%	86.0%	86.0%

Square Feet	104,074,378
Number of Properties	617

Notes:

(a) Calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Property Joint Venture Information
March 31, 2005

				Effective Office Portfolio (a)
	Number of	Effective Ownership	Total Office Portfolio		Percent
Property	Buildings	Percentage (a)	Square Feet	Square Feet	Occupied

Consolidated Properties	619	100%	96,144,108	96,144,108	86.7%

Consolidated Joint Ventures
The Plaza at LaJolla Village		66.7%	635,419	423,634	85.4%
222 Berkley Street		91.5%	519,608	475,441	98.3%
500 Boylston Street		91.5%	706,864	646,781	97.7%
Wells Fargo Center		75%	1,117,439	838,079	94.8%
Ferry Building		100%	243,812	243,812	97.1%
2951 28th Street		98%	85,000	83,300	94.8%
San Felipe Plaza		100%	959,466	959,466	89.3%
Four Forest Plaza		100%	394,324	394,324	80.1%
Market Square		100%	681,051	681,051	96.8%
One Ninety One Peachtree Tower		100%	1,215,288	1,215,288	95.6%
Brea Corporate Plaza		100%	117,195	117,195	97.2%
Northborough Tower		100%	207,908	207,908	99.7%
Sixty State Street		100%	823,014	823,014	93.8%
Worldwide Plaza Amenities		100%	108,391	108,391	95.6%
Park Avenue Tower		100%	568,060	568,060	98.7%
850 Third Avenue		99%	568,867	563,178	95.6%
Washington Mutual Tower		75%	1,207,823	905,867	97.1%
1301 Avenue of the Americas		100%	1,765,694	1,765,694	99.5%
SunAmerica Center		67.27%	780,063	524,772	89.1%
Concar		79.96%	218,985	175,100	99.0%

Subtotal	27		12,924,271	11,720,355	95.0%

Unconsolidated Joint Ventures
One Post Office Square		50%	765,296	382,648	91.2%
75-101 Federal Street		51.61%	813,195	419,704	69.8%
Rowes Wharf		44%	344,645	151,644	99.7%
10 & 30 South Wacker (b)		75%	2,003,288	1,502,466	82.8%
Bank One Center (b)		25%	1,057,877	264,469	93.4%
Pasadena Towers (b)		25%	439,366	109,842	93.2%
Promenade II (b)		50%	774,344	387,172	97.0%
SunTrust Center (b)		25%	640,741	160,185	88.0%
Preston Commons (b)		50%	418,604	209,302	87.4%
Sterling Plaza (b)		50%	302,747	151,374	88.8%
Bank of America Tower		50.1%	1,545,008	774,049	74.0%
One Post		50%	421,121	210,561	84.2%
161 North Clark (c)		25%	1,010,520	252,630	88.0%
Prominence in Buckhead (c)		25%	424,309	106,077	94.3%
World Trade Center East (c)		25%	186,912	46,728	100.0%
Treat Towers (c)		25%	367,313	91,828	96.9%
Parkshore Plaza I & II (c)		25%	269,853	67,463	97.8%
Bridge Pointe Corporate Center I & II (c)		25%	372,653	93,163	91.6%
1111 19th Street (c)		20%	252,014	50,403	77.0%
1620 L Street (c)		20%	156,272	31,254	84.8%
1333 H Street (c)		20%	244,585	48,917	100.0%
Yahoo Center (fka Colorado Center) (c)		50%	1,090,766	545,383	88.2%
1601 Market Street		11%	681,289	74,942	91.6%
1700 Market Street		11%	841,172	92,529	94.0%

Subtotal	42		15,423,890	6,224,733	85.6%

Total	688		124,492,269	114,089,196	87.5%

(a)	The amounts shown represent our economic interest in each property upon which we base the net income we recognize in accordance with GAAP.

(b)	Macquarie Office (US) No. 2 Corporation is Equity Office’s partner in these joint ventures.

(c)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

Equity Office Properties Trust
Development
March 31, 2005

	Placed in				Costs	Total	Current
	Service		Number of	Square	Incurred To	Estimated	Percentage
	Date (a)	Location	Buildings	Feet	Date	Costs (b)	Leased
(Dollars in thousands)
Wholly-Owned
Cambridge Science Center	2Q/2004	Cambridge, MA	1	131,000	$41,440	$54,900	43%

(a)	The Placed in Service Date represents the date the certificate of occupancy was obtained. Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.

(b)	The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

     In addition to the developments described above, we own various land parcels on which office space could be built. These various sites include, among others: Russia Wharf, Boston, MA; Reston Town Center, Reston, VA; Dulles Station, Herndon, VA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Centre, San Diego, CA; La Jolla Centre, San Diego, CA; Orange Center, Orange, CA; Skyport Plaza, San Jose, CA; Foundry Square, San Francisco, CA; San Rafael Corporate Center, San Rafael, CA; Station Landing, Walnut Creek, CA; Parkshore Plaza, Folsom, CA; City Center Bellevue; Bellevue, WA; and 8th Street, Bellevue, WA.

There are no unconsolidated joint venture properties under development as of March 31, 2005.

Equity Office Properties Trust
Ratio of Fixed to Floating Rate Consolidated Debt

	March 31, 2005	December 31, 2004	Change
	(Dollars in thousands)
Balance (includes discounts and premiums)
Fixed rate:
Mortgage debt	$2,386,297	$2,502,871	$(116,574)
Unsecured notes	7,925,708	8,439,016	(513,308)

Total fixed rate debt	10,312,005	10,941,887	(629,882)

Variable rate:
Mortgage debt	105,928	106,196	(268)
Unsecured notes and lines of credit	2,059,071	1,761,376	297,695

Total variable rate debt	2,164,999	1,867,572	297,427

Total	$12,477,004	$12,809,459	$(332,455)

Percent of total debt
Fixed rate	82.6%	85.4%	-2.8%
Variable rate (a)	17.4%	14.6%	2.8%

Total	100.0%	100.0%	0.0%

Effective interest rate at end of period
Fixed rate:
Mortgage debt	7.80%	7.80%	0.0%
Unsecured notes	6.97%	6.87%	0.1%

Effective interest rate	7.16%	7.09%	0.1%

Variable rate:
Mortgage debt	5.94%	5.53%	0.4%
Unsecured notes and lines of credit	4.31%	3.75%	0.6%

Effective interest rate	4.39%	3.85%	0.5%

Total	6.67%	6.61%	0.1%

(a)	The variable rate debt as of March 31, 2005 and December 31, 2004 includes $1.0 billion of fixed rate unsecured notes that were converted to a variable rate based on LIBOR plus 122 basis points through several interest rate swap agreements entered into in March 2004. The interest rates for the remaining variable rate debt are based on various spreads over LIBOR.

Equity Office Properties Trust
Debt Summary
March 31, 2005

Consolidated Property Debt:		Coupon Rate	Effective Rate (a)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
		(Dollars in thousands)
Secured Fixed Rate Debt
1740 Technology Drive		8.00%	6.80%	$15,684	04/01/05	$15,684
1301 Avenue of the Americas		7.79%	8.01%	422,309	08/01/05	420,684
One Market		8.40%	8.40%	134,104	10/01/05	132,858
One Market		6.90%	6.90%	38,331	10/01/05	38,069
Central Park		7.50%	7.50%	55,084	11/01/05	54,697
Washington Mutual Tower		7.53%	7.77%	79,100	11/30/05	79,100
Wells Fargo Center		8.74%	7.97%	110,000	12/31/05	110,000
Perimeter Center		7.08%	7.08%	183,863	03/31/06	178,571
Bayhill Office Center		8.35%	7.94%	48,114	12/01/06	45,751
Bayhill Office Center		6.90%	6.90%	38,331	12/01/06	37,422
Reston Town Center		8.00%	8.00%	83,865	01/01/07	81,194
Reston Town Center		6.90%	6.90%	28,748	01/01/07	28,030
E.J. Randolph		8.19%	8.19%	13,505	01/01/07	12,935
Northridge I		8.19%	8.19%	12,244	01/01/07	11,728
Westbrook Corporate Center		8.00%	8.00%	92,957	05/01/07	87,844
Wilshire Palisades		6.45%	6.45%	38,772	07/01/08	36,854
Corporate 500 Centre		6.66%	7.98%	80,006	11/01/08	80,006
Bayside Plaza		7.26%	7.62%	14,143	08/15/09	12,435
Centerside II		7.26%	7.72%	21,978	08/15/09	19,325
700 North Brand		7.26%	7.88%	24,410	08/15/09	21,464
Golden Bear Center		7.26%	7.72%	18,555	08/15/09	16,316
Bixby Ranch		7.26%	7.62%	25,851	08/15/09	22,731
One Memorial		7.26%	7.88%	57,196	08/15/09	50,293
SunAmerica Center		7.94%	7.94%	200,051	10/01/09	187,855
Peninsula Office Park		7.23%	7.78%	80,038	11/01/09	70,026
Embarcadero Place		7.23%	7.78%	34,646	11/01/09	30,313
201 California Street		7.23%	7.96%	40,317	11/01/09	35,363
Tower 56		7.23%	7.87%	22,727	11/01/09	19,884
125 Summer Street		7.23%	8.12%	71,606	11/01/09	62,649
Park Avenue Tower / 850 Third Avenue		8.47%	8.51%	182,079	06/30/10	180,000
The Plaza at La Jolla Village		6.87%	7.50%	76,459	01/10/11	69,608
San Felipe Plaza		5.81%	5.81%	48,088	01/01/13	41,212
Santa Monica Business Park		9.88%	7.36%	6,518	12/10/13	—

Total / Weighted Average Secured Fixed Rate Debt		7.64%	7.80%	2,399,679		2,290,901	2.6

Secured Variable Rate Debt
1301 Avenue of the Americas	LIBOR + 300 bp	5.69%	5.94%	105,928	08/01/05	105,467	0.3

Total / Weighted Average Consolidated Secured Debt		7.56%	7.72%	2,505,607		2,396,368	2.5

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Debt Summary
March 31, 2005

		Coupon Rate	Effective Rate (a)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
		(Dollars in thousands)
Unsecured Debt Variable Rate Lines of Credit
$250M Term Loan Facility	LIBOR + 35 bp	2.94%	2.94%	$250,000	02/10/06	$250,000
$1B Revolving Credit Facility	LIBOR + 60 bp plus facility fee of 20 bp on $1.0 billion	3.44%	3.64%	619,000	05/08/06	619,000

Total / Weighted Average Unsecured Variable Rate Lines of Credit		3.30%	3.44%	869,000		869,000	1.0

Unsecured Fixed Rate Notes
7 Year Unsecured Notes		8.00%	6.49%	100,000	07/19/05	100,000
8 Year Unsecured Notes		7.36%	7.69%	50,000	09/01/05	50,000
6 Year Unsecured Notes		8.38%	7.65%	500,000	03/15/06	500,000
9 Year Unsecured Notes		7.44%	7.74%	50,000	09/01/06	50,000
10 Year Unsecured Notes		7.13%	6.74%	100,000	12/01/06	100,000
9 Year Unsecured Notes		7.00%	6.80%	1,500	02/02/07	1,500
9 Year Unsecured Notes		6.88%	6.83%	25,000	04/30/07	25,000
9 Year Unsecured Notes		6.76%	6.76%	300,000	06/15/07	300,000
10 Year Unsecured Notes		7.41%	7.70%	50,000	09/01/07	50,000
7 Year Unsecured Notes		7.75%	7.91%	600,000	11/15/07	600,000
10 Year Unsecured Notes		6.75%	6.97%	150,000	01/15/08	150,000
10 Year Unsecured Notes		6.75%	7.01%	300,000	02/15/08	300,000
10 Year Unsecured Notes		6.80%	6.94%	500,000	01/15/09	500,000
10 Year Unsecured Notes		7.25%	7.14%	200,000	05/01/09	200,000
11 Year Unsecured Notes		7.13%	6.97%	150,000	07/01/09	150,000
10 Year Unsecured Notes		8.10%	8.22%	360,000	08/01/10	360,000
6 Year Unsecured Notes		4.65%	4.81%	800,000	10/01/10	800,000
10 Year Unsecured Notes		7.65%	7.20%	200,000	12/15/10	200,000
10 Year Unsecured Notes		7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year Unsecured Notes		6.75%	7.02%	500,000	02/15/12	500,000
10 Year Unsecured Notes		5.88%	5.98%	500,000	01/15/13	500,000
20 Year Unsecured Notes		7.88%	8.08%	25,000	12/01/16	25,000
20 Year Unsecured Notes		7.35%	8.08%	200,000	12/01/17	200,000
20 Year Unsecured Notes		7.25%	7.54%	250,000	02/15/18	250,000
30 Year Unsecured Notes		7.50%	8.24%	150,000	10/01/27	150,000
30 Year Unsecured Notes		7.25%	7.31%	225,000	06/15/28	225,000
30 Year Unsecured Notes		7.50%	7.55%	200,000	04/19/29	200,000
30 Year Unsecured Notes		7.88%	7.94%	300,000	07/15/31	300,000

EOP InterNotes (b)		4.23%	4.47%	48,692	11/15/06 - 1/15/11	48,692

Total / Weighted Average Unsecured Fixed Rate Notes		6.95%	6.97%	7,935,192		7,935,192	7.2

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

(b)	The rates shown are weighted average rates. The coupon rate on the EOP InterNotes range from 3.30% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.61% to 5.46%.

Equity Office Properties Trust
Debt Summary
March 31, 2005

		Coupon Rate	Effective Rate (a)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
		(Dollars in thousands)
Unsecured Variable Rate Notes
6 Year Unsecured Notes	LIBOR + 60 bp	3.16%	3.29%	$200,000	10/01/10	$200,000
10 Year Unsecured Notes (b)		4.75%	5.30%	1,000,000	03/15/14	1,000,000
10 Year Unsecured Notes	LIBOR + 77.5 bp	3.67%	3.77%	45,000	05/27/14	45,000

Total / Weighted Average Unsecured Variable Rate Notes		4.46%	4.92%	1,245,000		1,245,000	8.4

Total / Weighted Average Consolidated Fixed Rate Debt		7.11%	7.16%	10,334,871		10,226,093	6.1

Total / Weighted Average Consolidated Variable Rate Debt		4.06%	4.39%	2,219,928		2,219,467	5.1

Net discount on fixed rate mortgage debt				(13,382)
Net discount on unsecured fixed rate notes				(9,484)
Net discount on unsecured variable rate notes				(54,929)

Total / Weighted Average Consolidated Debt		6.57%	6.67%	12,477,004		12,445,560	5.9

Pro Rata Share of Unconsolidated Joint Venture Debt
SunTrust Center	LIBOR + 80 bp	3.80%	3.80%	12,500	12/14/05	12,500
Bank One Center	LIBOR + 80 bp	3.80%	3.80%	16,250	12/14/05	16,250
Promenade II		7.84%	7.84%	41,257	10/01/06	39,325
Promenade II		6.90%	6.90%	9,583	10/01/06	9,391
Pasadena Towers		6.92%	6.92%	15,356	08/01/08	14,371
1601 Market Street		5.12%	5.12%	6,765	11/11/09	6,765
Bank of America		4.48%	4.48%	97,695	01/04/10	92,877
1700 Market Street		5.35%	5.35%	9,779	11/06/11	7,869
1700 Market Street	LIBOR + 250 bp	5.25%	5.25%	1,353	11/06/11	1,353
75-101 Federal Street		5.05%	5.05%	62,340	11/01/12	52,676
One Post Office Square		5.70%	5.70%	87,500	10/01/13	77,017

Total / Weighted Average Pro Rata Share of Unconsolidated Joint Venture Debt		5.41%	5.41%	360,378		330,394	5.4

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt		6.54%	6.64%	$12,837,382		$12,775,954	5.9

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

(b)	In March 2004, we entered into several interest rate swap agreements that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate.

Equity Office Properties Trust
Debt Maturity (a)
March 31, 2005

	Secured Debt			Unsecured
Year	Consolidated	Unconsolidated	Unsecured Notes	Lines of Credit	Total	Effective Rate (b)
	(Dollars in thousands)
2005	$956,559	$28,750	$150,000	$—	$1,135,309	7.51%
2006	261,744	48,716	652,924	869,000	1,832,384	5.55%
2007	221,731	—	979,782	—	1,201,513	7.58%
2008	116,860	14,371	479,258	—	610,489	6.97%
2009	548,654	6,765	857,965	—	1,413,384	7.34%
2010	180,000	92,877	1,563,426	—	1,836,303	5.92%
2011	69,608	9,222	1,101,837	—	1,180,667	6.86%
2012	—	52,676	500,000	—	552,676	6.80%
2013	41,212	77,017	500,000	—	618,229	5.94%
2014	—	—	1,045,000	—	1,045,000	5.23%
2016	—	—	25,000	—	25,000	8.08%
2017	—	—	200,000	—	200,000	8.08%
2018	—	—	250,000	—	250,000	7.54%
2027	—	—	150,000	—	150,000	8.24%
2028	—	—	225,000	—	225,000	7.31%
2029	—	—	200,000	—	200,000	7.55%
2031	—	—	300,000	—	300,000	7.94%

Total / Weighted Average	$2,396,368	$330,394	$9,180,192	$869,000	$12,775,954	6.64%

(a)	Excludes principal payments prior to maturity.

(b)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Tenant Improvements and Leasing Costs
March 31, 2005

The amounts shown below represent the total tenant improvements and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid.

	For the three months ended March 31,

	2005			2004
	(Dollars in thousands, except per square foot amounts)
			Total Cost			Total Cost
CONSOLIDATED PROPERTIES:			per Square			per Square
Office Properties:	Total Costs		Foot Leased	Total Costs		Foot Leased
Renewals	$31,318		$10.90	$16,951		$8.95
Retenanted	54,315		21.80	55,778		21.85

Total / Weighted Average	85,633		15.96	72,729		16.36

UNCONSOLIDATED JOINT VENTURES:
Renewals	609	(a)	8.82	7,219	(a)	24.17
Retenanted	10,200	(a)	42.27	3,596	(a)	27.79

Total / Weighted Average	10,809	(a)	34.83	10,815	(a)	25.26

Total / Weighted Average	$96,442		$16.99	$83,544		$17.14

(a)	Represents our share of unconsolidated joint ventures tenant improvements and leasing costs for office properties.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements

Reconciliation to the Consolidated Statements of Cash Flows

     The information on the prior page includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the periods, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements reflect amounts paid or accrued for the periods shown. The reconciliation between the amounts shown on the prior page for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months ended March 31,
	2005	2004
	(Dollars in thousands)
Capital improvements	$4,563	$5,272
Tenant improvements and leasing costs
Office properties	85,633	72,729
Industrial properties	—	2,189
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	2,936	5,279

Subtotal	93,132	85,469
Development costs	1,085	20,127
Redevelopment costs	—	356
Timing differences	6,558	47,261

Total capital improvements, tenant improvements and leasing costs	$100,775	$153,213

Selected items from the consolidated statements of cash flows:

Capital and tenant improvements	$76,406	$121,389
Lease commissions and other costs	24,369	31,824

Total	$100,775	$153,213

Unconsolidated Joint Ventures (a):
Capital improvements	$802	$589

(a)	Amounts shown represent our share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Total Office Portfolio Data
March 31, 2005

Equity Office Properties Trust
Gross Leasing Summary
March 31, 2005

	For the three months ended March 31,
	2005	2004
Leased square footage (a)	6,007,657	5,414,412
Weighted average term in years	5.96	5.38

Rental Rates (b)

	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)

Rate on expiring leases	$27.32	$27.88	$25.76	$26.51
Rate on terminated leases	32.11	33.49	31.34	32.61

Rate on expiring and terminated leases	28.36	29.09	26.74	27.58
Rate on new and renewal leases	26.08	24.76	24.50	23.84

Change from expiring and terminated leases	($2.28)	($4.33)	($2.24)	($3.74)

% Change from expiring and terminated leases	-8.0%	-14.9%	-8.4%	-13.6%

Change from expiring leases only	($1.24)	($3.12)	($1.26)	($2.67)

% Change from expiring leases only	-4.5%	-11.2%	-4.9%	-10.1%

(a)	For tenants whose lease term commenced in the period presented.

(b)	The rental rates are presented on an annual weighted-average basis based on square footage.

(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.

(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated multiplied by 12 months. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 then the rental rate represents the first monthly rent payment due multiplied by 12 months (“Annualized Cash Rent”). This amount reflects total base rent and estimated expense reimbursements without regard to any rent concessions or contractual increases or decreases in rent after the lease commences. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Portfolio Summary
March 31, 2005

	Unencumbered	Encumbered
Property Net Operating Income from Continuing Operations (“NOI”) (a)	Office	Office	Total
	(Dollars in thousands)

Consolidated Properties	$381,767	$152,642	$534,409
Unconsolidated Joint Ventures	16,060	11,186	27,246

Total	$397,827	$163,828	$561,655

Percentage of Total NOI	71%	29%	100%

(a)	NOI calculations are based on actual NOI for the first quarter of 2005 generated from properties owned as of March 31, 2005.

	Square Feet	% Square Feet	% NOI	Markets

CBD	52,541,924	42.2%	48.5%
Suburban	71,950,345	57.8%	51.5%

Total	124,492,269	100.0%	100.0%	27

	CBD			Suburban			All Office Properties
Market	Square Feet	%Square Feet	% NOI	Square Feet	%Square Feet	%NOI	Square Feet	%Square Feet	%NOI

New York	5,367,110	4.3%	15.4%	—	—	—	5,367,110	4.3%	15.4%
Boston	9,112,912	7.3%	8.8%	3,454,517	2.8%	2.5%	12,567,429	10.1%	11.2%
San Francisco	5,356,806	4.3%	4.7%	5,699,924	4.6%	6.1%	11,056,730	8.9%	10.8%
San Jose	643,046	0.5%	0.7%	7,613,949	6.1%	8.6%	8,256,995	6.6%	9.4%
Los Angeles	1,896,244	1.5%	1.5%	6,517,233	5.2%	5.7%	8,413,477	6.8%	7.2%
Seattle	5,154,675	4.1%	4.0%	4,847,227	3.9%	2.9%	10,001,902	8.0%	6.9%
Washington D.C.	2,299,073	1.8%	2.2%	4,070,878	3.3%	3.7%	6,369,951	5.1%	5.9%
Chicago	6,634,939	5.3%	3.0%	5,066,006	4.1%	2.7%	11,700,945	9.4%	5.7%
Orange County	—	—	—	6,040,928	4.9%	4.5%	6,040,928	4.9%	4.5%
Atlanta	1,989,632	1.6%	1.7%	5,580,448	4.5%	2.2%	7,570,080	6.1%	4.0%
All Others	14,087,487	11.3%	6.5%	23,059,235	18.5%	12.5%	37,146,722	29.8%	19.0%

Total	52,541,924	42.2%	48.5%	71,950,345	57.8%	51.5%	124,492,269	100.0%	100.0%

Equity Office Properties Trust
Summary of Markets
March 31, 2005

	Market	State	Buildings	Square Feet	% Square Feet	% NOI

1	New York	NY	7	5,367,110	4.3%	15.4%
2	Boston	MA	51	12,567,429	10.1%	11.2%
3	San Francisco	CA	83	11,056,730	8.9%	10.8%
4	San Jose	CA	117	8,256,995	6.6%	9.4%
5	Los Angeles	CA	48	8,413,477	6.8%	7.2%
6	Seattle	WA	54	10,001,902	8.0%	6.9%
7	Washington D.C.	DC, VA	27	6,369,951	5.1%	5.9%
8	Chicago	IL	33	11,700,945	9.4%	5.7%
9	Orange County	CA	33	6,040,928	4.9%	4.5%
10	Atlanta	GA	43	7,570,080	6.1%	4.0%
11	Portland	OR	45	4,164,536	3.3%	2.4%
12	Denver	CO	16	4,716,582	3.8%	2.2%
13	Sacramento	CA	40	2,800,216	2.2%	1.9%
14	Oakland-East Bay	CA	18	3,003,422	2.4%	1.8%
15	San Diego	CA	18	2,486,447	2.0%	1.8%
16	Dallas	TX	14	4,237,044	3.4%	1.6%
17	Stamford	CT	7	1,654,296	1.3%	1.6%
18	Minneapolis	MN	2	1,706,347	1.4%	1.5%
19	Houston	TX	7	2,734,362	2.2%	1.2%
20	Austin	TX	10	1,809,441	1.5%	1.1%
21	New Orleans	LA	5	2,357,699	1.9%	0.9%
22	Cleveland	OH	1	1,270,204	1.0%	0.4%
23	Phoenix	AZ	2	605,295	0.5%	0.2%
24	Indianapolis	IN	2	1,057,877	0.8%	0.2%
25	Orlando	FL	1	640,741	0.5%	0.1%
26	Columbus	OH	2	379,752	0.3%	0.1%
27	Philadelphia	PA	2	1,522,461	1.2%	0.1%

	Total		688	124,492,269	100%	100%

The NOI percentages above are based on NOI for the first quarter of 2005 generated from office properties owned as of March 31, 2005.

Equity Office Properties Trust
Occupancy Summary
March 31, 2005

	Summary by Market

	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
New York	5,120,533	6,441	240,136	5,367,110	95.4%	0.1%	4.5%	100.0%
Boston	11,429,850	227,704	909,875	12,567,429	90.9%	1.8%	7.2%	100.0%
San Francisco	8,821,364	289,857	1,945,509	11,056,730	79.8%	2.6%	17.6%	100.0%
San Jose	7,069,139	69,484	1,118,372	8,256,995	85.6%	0.8%	13.5%	100.0%
Los Angeles	7,428,322	287,858	697,297	8,413,477	88.3%	3.4%	8.3%	100.0%
Seattle	8,608,653	275,522	1,117,727	10,001,902	86.1%	2.8%	11.2%	100.0%
Washington D.C.	5,844,027	146,338	379,586	6,369,951	91.7%	2.3%	6.0%	100.0%
Chicago	10,332,320	242,088	1,126,537	11,700,945	88.3%	2.1%	9.6%	100.0%
Orange County	5,762,386	41,484	237,058	6,040,928	95.4%	0.7%	3.9%	100.0%
Atlanta	6,309,172	39,650	1,221,258	7,570,080	83.3%	0.5%	16.1%	100.0%
All Others	32,368,209	568,970	4,209,543	37,146,722	87.1%	1.5%	11.3%	100.0%

Total	109,093,975	2,195,396	13,202,898	124,492,269	87.6%	1.8%	10.6%	100.0%

	Summary CBD vs. Suburban

	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
CBD	46,854,644	838,247	4,849,033	52,541,924	89.2%	1.6%	9.2%	100.0%
Suburban	62,239,331	1,357,149	8,353,865	71,950,345	86.5%	1.9%	11.6%	100.0%

Total	109,093,975	2,195,396	13,202,898	124,492,269	87.6%	1.8%	10.6%	100.0%

Equity Office Properties Trust
25 Largest Tenants
March 31, 2005

			Percentage of
			Office
		Weighted Average	Portfolio	Aggregate	Percentage of
	Number of	Remaining Lease	Annualized	Rentable Square	Aggregate Occupied
Largest Tenants (a) (b)	Buildings	Term in Months (c)	Rent	Feet	Square Feet

General Services Administration	47	48	2.2%	2,673,060	2.5%
Washington Mutual	32	68	1.4%	1,606,190	1.5%
Ogilvy & Mather	1	51	1.1%	587,212	0.5%
PricewaterhouseCoopers	8	52	1.1%	901,620	0.8%
Siebel Systems	6	97	1.0%	655,231	0.6%
Marsh & McLennan Companies	16	52	1.0%	889,151	0.8%
Wells Fargo	32	94	0.9%	1,027,571	0.9%
Cravath, Swaine & Moore LLP	1	53	0.9%	502,253	0.5%
Wachovia Corporation	32	47	0.8%	802,052	0.7%
State Street	5	116	0.7%	474,165	0.4%
Citigroup Inc.	38	35	0.7%	735,516	0.7%
Siemens	8	69	0.7%	459,867	0.4%
Xerox	6	72	0.7%	291,396	0.3%
Dewey Ballantine LLP	1	186	0.7%	406,776	0.4%
Booz Allen Hamilton	4	77	0.7%	714,236	0.7%
Deloitte & Touche, LLP	8	80	0.6%	732,619	0.7%
Ameriquest Mortgage Company	30	40	0.6%	968,870	0.9%
Bank One/J.P. Morgan Chase	18	120	0.6%	723,253	0.7%
Calyon (fka Credit Lyonnais)	1	95	0.6%	363,997	0.3%
American International Group (AIG)	14	71	0.6%	527,009	0.5%
Merrill Lynch	17	64	0.5%	491,893	0.5%
HQ Global/Regus	28	41	0.5%	637,296	0.6%
MFS Investment Management	1	95	0.5%	353,665	0.3%
Advanced Micro Devices	1	70	0.5%	175,000	0.2%
Chicago Mercantile Exchange	2	43	0.5%	446,703	0.4%

Total \ Weighted Average (c)		68	20.2%	18,146,601	16.6%

(a)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, then the first monthly rent payment due, under existing leases as of March 31, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of March 31, 2005 without regard to any rent concession and contractual increases or decreases in rent subsequent to March 31, 2005. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(b)	Actual tenant may be a subsidiary of, or an entity affiliated with, the named tenant.

(c)	Weighted average calculation based on aggregate rentable square footage occupied by each tenant without regard to any early lease termination and/or renewal options.

Equity Office Properties Trust
Lease Expiration Schedule (a)
March 31, 2005

The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that markets in which the contractual rents are significantly higher than current market rents incur the greatest incidence of lease termination option exercises. As a result of these lease termination options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in the schedule.

	2005 and month										Thereafter
(Dollars in thousands except per square foot amounts)	to month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	(f)	Totals

New York
Square Feet (c)	110,261	206,178	178,768	127,721	1,253,489	306,626	420,762	463,091	436,482	107,194	1,509,961	5,120,533
% Square Feet (d)	2.1%	3.8%	3.3%	2.4%	23.4%	5.7%	7.8%	8.6%	8.1%	2.0%	28.1%	95.4%
Annualized Rent for occupied square feet (e)	$6,355	$13,001	$9,023	$7,636	$71,733	$13,897	$23,057	$20,695	$24,244	$6,429	$72,382	$268,451
Annualized Rent per occupied square foot (e)	$57.63	$63.06	$50.47	$59.78	$57.23	$45.32	$54.80	$44.69	$55.54	$59.98	$47.94	$52.43

Boston
Square Feet (c)	801,066	795,048	1,440,329	1,512,086	1,254,155	1,484,186	367,027	873,896	1,359,279	703,198	839,580	11,429,850
% Square Feet (d)	6.4%	6.3%	11.5%	12.0%	10.0%	11.8%	2.9%	7.0%	10.8%	5.6%	6.7%	90.9%
Annualized Rent for occupied square feet (e)	$25,086	$25,260	$57,336	$55,992	$46,956	$55,982	$15,507	$39,214	$55,898	$23,530	$35,245	$436,005
Annualized Rent per occupied square foot (e)	$31.32	$31.77	$39.81	$37.03	$37.44	$37.72	$42.25	$44.87	$41.12	$33.46	$41.98	$38.15

San Francisco
Square Feet (c)	1,197,023	822,172	1,255,281	1,443,454	950,517	1,037,071	502,600	270,464	369,067	269,065	704,650	8,821,364
% Square Feet (d)	10.8%	7.4%	11.4%	13.1%	8.6%	9.4%	4.5%	2.4%	3.3%	2.4%	6.4%	79.8%
Annualized Rent for occupied square feet (e)	$47,208	$39,958	$44,628	$54,668	$28,924	$47,218	$22,619	$7,414	$11,371	$6,844	$39,722	$350,574
Annualized Rent per occupied square foot (e)	$39.44	$48.60	$35.55	$37.87	$30.43	$45.53	$45.00	$27.41	$30.81	$25.44	$56.37	$39.74

San Jose
Square Feet (c)	862,292	1,058,932	896,771	536,496	587,969	999,529	825,613	458,779	116,877	487,679	238,202	7,069,139
% Square Feet (d)	10.4%	12.8%	10.9%	6.5%	7.1%	12.1%	10.0%	5.6%	1.4%	5.9%	2.9%	85.6%
Annualized Rent for occupied square feet (e)	$27,795	$35,165	$29,755	$13,930	$17,394	$36,103	$45,151	$31,261	$3,769	$9,182	$5,785	$255,290
Annualized Rent per occupied square foot (e)	$32.23	$33.21	$33.18	$25.96	$29.58	$36.12	$54.69	$68.14	$32.25	$18.83	$24.29	$36.11

Los Angeles
Square Feet (c)	607,230	939,681	1,194,379	633,434	714,784	691,577	482,143	679,551	472,842	335,525	677,176	7,428,322
% Square Feet (d)	7.2%	11.2%	14.2%	7.5%	8.5%	8.2%	5.7%	8.1%	5.6%	4.0%	8.0%	88.3%
Annualized Rent for occupied square feet (e)	$19,589	$34,224	$41,316	$19,510	$19,289	$21,233	$18,226	$22,384	$17,104	$11,700	$20,784	$245,360
Annualized Rent per occupied square foot (e)	$32.26	$36.42	$34.59	$30.80	$26.99	$30.70	$37.80	$32.94	$36.17	$34.87	$30.69	$33.03

Seattle
Square Feet (c)	466,322	808,407	825,023	1,265,657	1,422,077	1,190,942	434,769	448,145	456,544	422,232	868,535	8,608,653
% Square Feet (d)	4.7%	8.1%	8.2%	12.7%	14.2%	11.9%	4.3%	4.5%	4.6%	4.2%	8.7%	86.1%
Annualized Rent for occupied square feet (e)	$12,608	$23,330	$22,640	$32,787	$34,011	$32,072	$11,116	$12,435	$12,033	$10,199	$22,666	$225,897
Annualized Rent per occupied square foot (e)	$27.04	$28.86	$27.44	$25.91	$23.92	$26.93	$25.57	$27.75	$26.36	$24.15	$26.10	$26.24

Equity Office Properties Trust
Lease Expiration Schedule (a)
March 31, 2005

	2005 and month										Thereafter
(Dollars in thousands except per square foot amounts)	to month (b)	2006	2007	2008	2009	2010	2011	2012	2013	2014	(f)	Totals

Washington D.C.
Square Feet (c)	501,766	495,398	607,988	883,644	577,856	336,073	680,095	335,166	250,325	631,830	543,886	5,844,027
% Square Feet (d)	7.9%	7.8%	9.5%	13.9%	9.1%	5.3%	10.7%	5.3%	3.9%	9.9%	8.5%	91.7%
Annualized Rent for occupied square feet (e)	$16,847	$16,033	$17,303	$30,141	$18,361	$15,025	$22,261	$10,499	$8,960	$21,116	$20,859	$197,405
Annualized Rent per occupied square foot (e)	$33.57	$32.36	$28.46	$34.11	$31.77	$44.71	$32.73	$31.33	$35.79	$33.42	$38.35	$33.78

Chicago
Square Feet (c)	984,879	1,281,380	910,244	1,448,766	973,283	1,070,789	558,805	634,223	502,717	472,933	1,494,301	10,332,320
% Square Feet (d)	8.4%	11.0%	7.8%	12.4%	8.3%	9.2%	4.8%	5.4%	4.3%	4.0%	12.8%	88.3%
Annualized Rent for occupied square feet (e)	$24,678	$37,034	$24,511	$42,245	$28,821	$28,510	$14,189	$18,384	$13,610	$12,000	$34,226	$278,207
Annualized Rent per occupied square foot (e)	$25.06	$28.90	$26.93	$29.16	$29.61	$26.63	$25.39	$28.99	$27.07	$25.37	$22.90	$26.93

Orange County
Square Feet (c)	816,768	905,443	971,910	1,461,479	532,354	427,704	225,762	187,468	159,572	13,336	60,590	5,762,386
% Square Feet (d)	13.5%	15.0%	16.1%	24.2%	8.8%	7.1%	3.7%	3.1%	2.6%	0.2%	1.0%	95.4%
Annualized Rent for occupied square feet (e)	$22,163	$23,947	$24,240	$33,626	$13,156	$10,095	$5,192	$4,802	$3,695	$292	$985	$142,191
Annualized Rent per occupied square foot (e)	$27.14	$26.45	$24.94	$23.01	$24.71	$23.60	$23.00	$25.61	$23.16	$21.88	$16.25	$24.68

Atlanta
Square Feet (c)	475,835	1,271,200	762,098	634,136	723,516	1,270,042	326,779	148,119	147,004	268,009	282,434	6,309,172
% Square Feet (d)	6.3%	16.8%	10.1%	8.4%	9.6%	16.8%	4.3%	2.0%	1.9%	3.5%	3.7%	83.3%
Annualized Rent for occupied square feet (e)	$10,451	$36,801	$16,704	$12,251	$21,087	$31,677	$7,193	$3,017	$3,492	$4,931	$5,129	$152,734
Annualized Rent per occupied square foot (e)	$21.96	$28.95	$21.92	$19.32	$29.15	$24.94	$22.01	$20.37	$23.75	$18.40	$18.16	$24.21

All Others
Square Feet (c)	3,025,540	4,792,082	4,558,252	4,674,184	5,281,441	2,558,404	1,853,569	1,415,834	973,621	1,147,616	2,087,666	32,368,209
% Square Feet (d)	8.1%	12.9%	12.3%	12.6%	14.2%	6.9%	5.0%	3.8%	2.6%	3.1%	5.6%	87.1%
Annualized Rent for occupied square feet (e)	$74,571	$117,537	$106,958	$104,379	$113,910	$58,707	$45,558	$31,479	$25,766	$24,707	$44,593	$748,164
Annualized Rent per occupied square foot (e)	$24.65	$24.53	$23.46	$22.33	$21.57	$22.95	$24.58	$22.23	$26.46	$21.53	$21.36	$23.11

Total Portfolio
Square Feet (c)	9,848,982	13,375,921	13,601,043	14,621,057	14,271,441	11,372,943	6,677,924	5,914,736	5,244,330	4,858,617	9,306,981	109,093,975
% Square Feet (d)	7.9%	10.7%	10.9%	11.7%	11.5%	9.1%	5.4%	4.8%	4.2%	3.9%	7.5%	87.6%
Annualized Rent for occupied square feet (e)	$287,350	$402,290	$394,415	$407,164	$413,641	$350,517	$230,069	$201,585	$179,941	$130,929	$302,378	$3,300,279
Annualized Rent per occupied square foot (e)	$29.18	$30.08	$29.00	$27.85	$28.98	$30.82	$34.45	$34.08	$34.31	$26.95	$32.49	$30.25

(a)	Based on the contractual termination date of the lease without regard to any early lease termination and/or renewal options.

(b)	Approximately one million square feet expiring in 2005 is from month to month leases.

(c)	Total net rentable square feet represented by expiring leases.

(d)	Percentage of total net rentable square feet represented by expiring leases.

(e)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of March 31, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of March 31, 2005 without regard to any rent concessions and contractual increases or decreases in rent subsequent to March 31, 2005. Total rent concessions for leases in place as of March 31, 2005, for the period from April 1, 2005 to March 31, 2006 are approximately $34.2 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(f)	Management offices and building use square footage are included with $0 rent per square foot.

Equity Office Properties Trust
Rent Expiration by Market 2005 to 2007
March 31, 2005

	Percentage of Total Office Portfolio Rent Expiring by Year (a)
Market	2005	2006	2007	Total

New York	0.19%	0.39%	0.27%	0.86%
Boston	0.76%	0.77%	1.74%	3.26%
San Francisco	1.43%	1.21%	1.35%	3.99%
San Jose	0.84%	1.07%	0.90%	2.81%
Los Angeles	0.59%	1.04%	1.25%	2.88%
Seattle	0.38%	0.71%	0.69%	1.77%
Washington D.C.	0.51%	0.49%	0.52%	1.52%
Chicago	0.75%	1.12%	0.74%	2.61%
Orange County	0.67%	0.73%	0.73%	2.13%
Atlanta	0.32%	1.12%	0.51%	1.94%

(a)	Based on annualized rent as a percentage of total office rental revenues. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, the first monthly rent payment due, under existing leases as of March 31, 2005, multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of March 31, 2005 without regard to any rent concessions and contractual increases or decreases in rent subsequent to March 31, 2005. Total rent concessions for leases in place as of March 31, 2005, for the period from April 1, 2005 to March 31, 2006 are approximately $34.2 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Lease Distribution by Size
March 31, 2005

		Percentage of Office		Percentage of Office	Annualized Rent per
	Total Occupied	Portfolio Occupied	Annualized Rent	Portfolio Annualized	Occupied Square
Square Feet Under Lease	Square Feet (a)	Square Feet	(in thousands) (b)	Rent (b)	Foot (b)

2,500 or Less	5,274,464	4.8%	$135,345	4.1%	$25.66
2,501 - 5,000	8,421,854	7.7%	223,197	6.8%	26.50
5,001 - 7,500	6,840,550	6.3%	187,061	5.7%	27.35
7,501 - 10,000	5,475,182	5.0%	150,493	4.6%	27.49
10,001 - 20,000	15,601,969	14.3%	429,659	13.0%	27.54
20,001 - 40,000	18,275,787	16.8%	540,757	16.4%	29.59
40,001 - 60,000	10,517,177	9.6%	315,427	9.6%	29.99
60,001 - 100,000	11,321,797	10.4%	357,112	10.8%	31.54
100,001 or Greater	27,365,195	25.1%	961,227	29.1%	35.13

Total/Weighted Average	109,093,975	100.0%	$3,300,279	100.0%	$30.25

(a) Reconciliation for total net rentable square feet for the Toal Office Portfolio is as follows:

	Square Feet	Percent of Total

Occupied by tenants	108,169,865	86.9%
Used for management offices and building use	924,110	0.7%

Total occupied square feet	109,093,975	87.6%
Leased and unoccupied	2,195,396	1.8%
Unleased	13,202,898	10.6%
Total rentable square feet	124,492,269	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of March 31, 2005 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of March 31, 2005 without regard to any rent concessions and contractual increases or decreases in rent subsequent to March 31, 2005. Total rent concessions for leases in place as of March 31, 2005, for the period from April 1, 2005 to March 31, 2006 are approximately $34.2 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Distribution by Industry
March 31, 2005

			Percentage of Office
		Occupied Square	Portfolio Occupied
NAICS Code	Classification	Feet	Square Feet

541	Professional, Scientific and Technical Services	37,481,685	34.4	%(a)
521-525	Finance and Insurance	27,630,254	25.3	%(b)
511-514	Information	10,107,882	9.3	%(c)
311-339	Manufacturing	6,113,278	5.6%
561-562	Administrative and Support and Waste Management and Remediation Services	3,204,182	2.9%
921-928	Public Administration	4,092,155	3.8%
421-422	Wholesale Trade	1,449,928	1.3%
531-533	Real Estate, Rental and Leasing	2,730,843	2.5%
233-235	Construction	1,118,939	1.0%
621-624	Health Care and Social Assistance	1,818,848	1.7%
811-824	Other Services (except Public Administration)	1,728,472	1.6%
441-454	Retail Trade	1,965,298	1.8%
711-713	Arts, Entertainment and Recreation	1,455,269	1.3%
211-213	Mining	1,374,182	1.3%
221	Utilities	649,134	0.6%
721-722	Accommodation and Food Services	1,317,987	1.2%
481-493	Transportation and Warehousing	122,919	0.1%
611	Educational Services	1,193,265	1.1%
111-115	Agriculture, Forestry, Fishing and Hunting	113,080	0.1%
551	Management of Companies and Enterprises	85,136	0.1%
Other	Non-classified	3,341,239	3.1%

Total Occupied Square Feet		109,093,975	100.0%

(a) Professional, Scientific and Technical Services includes the following:
5411	Legal Services	15,138,570	13.9%
5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	3,202,295	2.9%
5413	Architectural, Engineering, and Related Services	2,292,973	2.1%
5415	Computer Systems Design and Related Services	5,518,680	5.1%
5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,536,162	6.0%
	Other Professional, Scientific and Technical Services	4,793,005	4.4%

	Total Professional, Scientific and Technical Services	37,481,685	34.4%

(b) Finance and Insurance includes the following:
523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	8,562,901	7.8%
524	Insurance Carriers and Related Activities	6,480,026	5.9%
5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	6,769,119	6.2%
	Other Finance and Insurance	5,818,208	5.3%

	Total Finance and Insurance	27,630,254	25.3%

(c) Information includes the following:
511	Publishing Industries	4,695,441	4.3%
5133	Telecommunications	3,671,610	3.4%
	Other Information	1,740,831	1.6%

	Total Information	10,107,882	9.3%

Forward — Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, the following: declines in overall activity in our markets have adversely affected our operating results and are expected to continue to adversely affect our operating results until market conditions further improve; in order to continue to pay distributions to our common shareholders at current levels, we must borrow funds or sell assets; we expect to be a net seller of real estate in 2005, which will further reduce our income from continuing operations and funds from operations and may result in gains or losses on sales of real estate and impairment charges; our properties face significant competition; we face potential adverse effects from tenant bankruptcies or insolvencies; competition for acquisitions or an oversupply of properties for sale could adversely affect us; and an earthquake or terrorist act could adversely affect our business and such losses, or other potential losses, may not be fully covered by insurance. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its 2004 Form 10-K filed on March 16, 2005 and Form 8-K filed on March 29, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.